Exhibit 99.1
Universal Reports Second Quarter 2022 Results

•Diluted GAAP earnings per share (“EPS”) of $0.24, adjusted EPS1 of $0.47
•Annualized return on average common equity (“ROCE”) of 7.7%, adjusted1 ROCE of 12.8%
•Direct premiums written of $532.5 million, up 12.4% from the prior year quarter
•Repurchased 282,552 shares for $3.5 million. Total capital returned to shareholders of $8.5 million, including $0.16 per share regular quarterly dividend.
1 Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., July 27, 2022 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported 2022 second quarter diluted GAAP EPS of $0.24 and adjusted EPS of $0.47.

“We reported a 12.8% annualized adjusted return on common equity in the quarter, an impressive feat in the current environment,” said Stephen J. Donaghy, Chief Executive Officer. “Direct premiums written growth of 12.4% accelerated from 8.5% in the first quarter of this year, and significantly outpaced an 8.5% policies in force decline. In addition to rate increases, we continue to optimize and rebalance our portfolio, increasing exposure to more profitable regions, while reducing exposure to less profitable geographies. Our capital position remains strong at both of our insurance subsidiaries and on an enterprise-wide basis, and I’m particularly proud of the robust reinsurance program that we completed prior to the June 1 renewal date. Despite the challenging reinsurance market, our program includes full protection for both hurricanes and tropical storms, has no gaps in coverage and no co-participation and provides coverage across multiple events. We are well prepared for hurricane season and expect the actions we’ve taken to bear fruit in future periods.”

Quarterly Financial Results

Summary Financial Results

($thousands, except per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change		2022	2021	Change
GAAP comparison
Total revenues	$292,006	$279,181	4.6%		$579,488	$541,938	6.9%
Income before income taxes	$10,680	$30,059	(64.5)%		$33,151	$66,410	(50.1)%
Income before income taxes margin	3.7%	10.8%	(7.1)	pts	5.7%	12.3%	(6.6)	pts

Net income	$7,370	$21,941	(66.4)%		$24,907	$48,349	(48.5)%
Diluted EPS	$0.24	$0.70	(65.7)%		$0.80	$1.54	(48.1)%

Annualized ROCE	7.7%	18.8%	(11.1)	pts	12.5%	20.8%	(8.3)	pts
Book value per share, end of period	$11.93	$15.37	(22.4)%		11.93	15.37	(22.4)%

Non-GAAP comparison[2]
Core revenue	$301,615	$277,456	8.7%		$592,435	$540,165	9.7%
Adjusted operating income	$22,020	$28,369	(22.4)%		$49,437	$64,692	(23.6)%
Adjusted operating income margin	7.3%	10.2%	(2.9)	pts	8.3%	12.0%	(3.7)	pts

Adjusted net income	$14,648	$20,627	(29.0)%		$34,711	$46,995	(26.1)%
Adjusted EPS	$0.47	$0.65	(27.7)%		$1.12	$1.50	(25.3)%

Annualized adjusted ROCE	12.8%	17.3%	(4.5)	pts	15.3%	20.2%	(4.9)	pts
Adjusted book value per share, end of period	$14.80	$15.55	(4.8)%		$14.80	$15.55	(4.8)%

Underwriting Summary
Premiums:
Premiums in force	$1,766,542	$1,618,576	9.1%		$1,766,542	$1,618,576	9.1%
Policies in force	894,618	977,251	(8.5)%		894,618	977,251	(8.5)%

Direct premiums written	$532,527	$473,627	12.4%		$929,008	$838,941	10.7%
Direct premiums earned	$428,805	$392,574	9.2%		$843,408	$768,180	9.8%
Ceded premiums earned	$(151,744)	$(136,402)	11.2%		$(297,283)	$(268,703)	10.6%
Ceded premium ratio	35.4%	34.7%	0.7	pts	35.2%	35.0%	0.2	pts
Net premiums earned	$277,061	$256,172	8.2%		$546,125	$499,477	9.3%

Net ratios:
Loss ratio	72.3%	65.3%	7.0	pts	70.6%	62.3%	8.3	pts
Expense ratio	28.6%	32.0%	(3.4)	pts	28.8%	32.9%	(4.1)	pts
Combined ratio	100.9%	97.3%	3.6	pts	99.4%	95.2%	4.2	pts
[2] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income, adjusted EPS and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income excludes net realized and unrealized gains and losses on investments and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income, net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income attributable to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.

Net Income and Adjusted Net Income
Net income was $7.4 million, down from $21.9 million in the prior year quarter, and adjusted net income was $14.6 million, down from $20.6 million in the prior year quarter. The decline in adjusted net income primarily stems from a higher net loss ratio, partly offset by a lower net expense ratio and higher commission revenue and net investment income.

Revenues
Overall revenue was $292.0 million, up 4.6% from the prior year quarter and core revenue was $301.6 million, up 8.7% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned, net investment income and commission revenue.

Direct premiums written were $532.5 million, up 12.4% from the prior year quarter. The increase stems from 13.2% growth in Florida and 8.3% growth in other states. Overall growth primarily reflects rate increases, partly offset by lower policies in force.

Direct premiums earned were $428.8 million, up 9.2% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 35.4%, up from 34.7% in the prior year quarter. The increase primarily reflects higher reinsurance pricing and higher reinsurance costs associated with the increase in insured values.

Net premiums earned were $277.1 million, up 8.2% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, partly offset by higher ceded premiums earned, as described above.

Net investment income was $5.2 million, up from $2.9 million in the prior year quarter. The increase primarily stems from higher fixed income reinvestment yields and higher average invested assets.

Commissions, policy fees and other revenue were $19.3 million, up 4.9% from the prior year quarter. The increase primarily reflects higher reinsurance brokerage commission revenue, which benefited from higher ceded premiums and the difference in our reinsurance program’s structure relative to the prior year quarter, partly offset by policy fee and other revenue declines associated with lower policies in force.

Margins
The income before income taxes margin was 3.7%, down 7.1 points from the prior year quarter and the adjusted operating margin was 7.3%, down from 10.2% in the prior year. The lower adjusted operating margin primarily reflects a higher net combined ratio, partly offset by higher net investment income and commission revenues.

The net loss ratio was 72.3%, up 7.0 points compared to the prior year quarter. The increase primarily reflects a higher initial accident year attritional loss pick associated with the challenging Florida claims environment and inflationary and weather trends, partly offset by lower adverse prior year reserve development as a percentage of net premiums earned.

The net expense ratio was 28.6%, down 3.4 points compared to the prior year quarter. The reduction primarily reflects lower renewal commission rates paid to distribution partners, economies of scale and disciplined expense management.

The net combined ratio was 100.9%, up 3.6 points compared to the prior year quarter. The increase reflects a higher net loss ratio, partly offset by a lower net expense ratio, as described above.

Capital Deployment

During the second quarter, the Company repurchased approximately 283 thousand shares at an aggregate cost of $3.5 million. The Company’s current share repurchase authorization program has $10.4 million remaining as of June 30, 2022 and runs through November 3, 2022.

On July 19, 2022, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 9, 2022, to shareholders of record as of the close of business on August 2, 2022.

Guidance
The Company is maintaining its guidance for 2022 (assuming no further extraordinary weather events):

•Adjusted EPS in a range of $1.80 - $2.20
•Annualized adjusted ROCE in a range of 12.5% - 15.0%

Conference Call and Webcast
•Thursday, July 28, 2022 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BIdd1435dd6e8c4f96b2f705a2f37d27d0. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors shortly after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at universalinsuranceholdings.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income attributable to common stockholders and diluted adjusted earnings per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income and adjusted operating income margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2021 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30,	December 31,
	2022	2021
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,021,006	$1,040,455
Equity securities, at fair value	79,844	47,334
Investment real estate, net	5,798	5,891
Total invested assets	1,106,648	1,093,680
Cash and cash equivalents	316,952	250,508
Restricted cash and cash equivalents	20,125	2,635
Prepaid reinsurance premiums	590,093	240,993
Reinsurance recoverable	33,344	185,589
Premiums receivable, net	79,309	64,923
Property and equipment, net	54,027	53,682
Deferred policy acquisition costs	110,983	108,822
Goodwill	2,319	2,319
Other assets	68,968	52,990
TOTAL ASSETS	$2,382,768	$2,056,141

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$186,349	$346,216
Unearned premiums	943,369	857,769
Advance premium	86,271	53,694
Reinsurance payable, net	637,846	188,662
Long-term debt, net	103,161	103,676
Other liabilities	59,221	76,422
Total liabilities	2,016,217	1,626,439
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[3]	—	—
Common stock ($0.01 par value)[4]	471	470
Treasury shares, at cost - 16,400 and 15,797	(234,496)	(227,115)
Additional paid-in capital	110,089	108,202
Accumulated other comprehensive income (loss), net of taxes	(88,134)	(15,568)
Retained earnings	578,621	563,713
Total stockholders' equity	366,551	429,702
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,382,768	$2,056,141

Notes:
[3] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[4] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,116 and 47,018 shares; Outstanding 30,716 and 31,221 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
REVENUES
Net premiums earned	$277,061	$256,172	$546,125	$499,477
Net investment income	5,221	2,858	9,263	5,844
Net realized gains (losses) on investments	(725)	496	(667)	1,038
Net change in unrealized gains (losses) of equity securities	(8,884)	1,229	(12,280)	735
Commission revenue	11,404	9,860	22,565	18,986
Policy fees	5,940	6,575	10,719	11,962
Other revenue	1,989	1,991	3,763	3,896
Total revenues	292,006	279,181	579,488	541,938

EXPENSES
Losses and loss adjustment expenses	200,304	167,221	385,410	311,184
Policy acquisition costs	54,100	56,766	108,823	113,224
Other operating expenses	25,191	25,100	48,765	51,065
Total operating costs and expenses	279,595	249,087	542,998	475,473
Interest and amortization of debt issuance costs	1,731	35	3,339	55
Income before income taxes	10,680	30,059	33,151	66,410
Income tax expense	3,310	8,118	8,244	18,061
NET INCOME	$7,370	$21,941	$24,907	$48,349

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Weighted average common shares outstanding - basic	30,829	31,240	30,987	31,224
Weighted average common shares outstanding - diluted	30,883	31,310	31,060	31,292
Shares outstanding, end of period	30,716	31,269	30,716	31,269
Basic earnings per common share	$0.24	$0.70	$0.80	$1.55
Diluted earnings per common share	$0.24	$0.70	$0.80	$1.54
Cash dividend declared per common share	$0.16	$0.16	$0.32	$0.32
Book value per share, end of period	$11.93	$15.37	$11.93	$15.37
Annualized return on average common equity (ROCE)	7.7%	18.8%	12.5%	20.8%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021		2022		2021
Premiums
Direct premiums written - Florida	$453,168	$400,370		$787,605		$707,381
Direct premiums written - Other States	79,359	73,257		141,403		131,560
Direct premiums written - Total	$532,527	$473,627		$929,008		$838,941
Direct premiums earned	$428,805	$392,574		$843,408		$768,180
Net premiums earned	$277,061	$256,172		$546,125		$499,477

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	72.3%	65.3%		70.6%		62.3%
Policy acquisition cost ratio	19.5%	22.2%		19.9%		22.7%
Other operating expense ratio	9.1%	9.8%		8.9%		10.2%
Expense ratio	28.6%	32.0%		28.8%		32.9%
Combined ratio	100.9%	97.3%		99.4%		95.2%

Other Items
(Favorable)/Unfavorable prior year's reserve development	$3,710	$7,731		$4,365		$6,494
Points on the loss and loss adjustment expense ratio	1.3 pts	3.0	pts	0.8	pts	1.3	pts

	As of
	June 30,
	2022	2021
Policies in force
Florida	654,276	723,390
Other States	240,342	253,861
Total	894,618	977,251

Premiums in force
Florida	$1,473,193	$1,345,532
Other States	293,349	273,044
Total	$1,766,542	$1,618,576

Total Insured Value
Florida	$202,691,987	$200,600,028
Other States	118,766,758	112,637,726
Total	$321,458,745	$313,237,754

	Three Months Ended June 30, 2022
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$428,805		$151,744		$277,061

Loss and loss adjustment expenses:
Core losses	$196,630	45.9%	$36	—%	$196,594	71.0%
Weather events[5]	—	—%	—	—%	—	—%
Prior year’s reserve development	63,600	14.8%	59,890	39.5%	3,710	1.3%
Total losses and loss adjustment expenses	$260,230	60.7%	$59,926	39.5%	$200,304	72.3%

[5] Includes only current year weather events beyond those expected.

	Three Months Ended June 30, 2021
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$392,574		136,402		$256,172

Loss and loss adjustment expenses:
Core losses	$159,412	40.6%	$(78)	(0.1)%	$159,490	62.3%
Weather events[5]	—	—%	—	—%	—	—%
Prior year’s reserve development	116,890	29.8%	109,159	80.0%	7,731	3.0%
Total losses and loss adjustment expenses	$276,302	70.4%	$109,081	80.0%	$167,221	65.3%

[5] Includes only current year weather events beyond those expected.

	Six Months Ended June 30, 2022
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$843,408		$297,283		$546,125

Loss and loss adjustment expenses:
Core losses	$376,580	44.7%	$80	—%	$376,500	69.0%
Weather events[5]	4,545	0.5%	—	—%	4,545	0.8%
Prior year’s reserve development	74,260	8.8%	69,895	23.5%	4,365	0.8%
Total losses and loss adjustment expenses	$455,385	54.0%	$69,975	23.5%	$385,410	70.6%

[5] Includes only current year weather events beyond those expected.

	Six Months Ended June 30, 2021
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$768,180		$268,703		$499,477

Loss and loss adjustment expenses:
Core losses	$304,640	39.7%	$(50)	—%	$304,690	61.0%
Weather events[5]	—	—%	—	—%	—	—%
Prior year’s reserve development	208,960	27.2%	202,466	75.3%	6,494	1.3%
Total losses and loss adjustment expenses	$513,600	66.9%	$202,416	75.3%	$311,184	62.3%

[5] Includes only current year weather events beyond those expected.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP revenue	$292,006	$279,181	$579,488	$541,938
less: Net realized gains (losses) on investments	(725)	496	(667)	1,038
less: Net change in unrealized gains (losses) of equity securities	(8,884)	1,229	(12,280)	735
Core revenue	$301,615	$277,456	$592,435	$540,165

GAAP income before income taxes to adjusted operating income
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP income before income taxes	$10,680	$30,059	$33,151	$66,410
add: Interest and amortization of debt issuance costs	1,731	35	3,339	55
GAAP operating income	12,411	30,094	36,490	66,465
less: Net realized gains (losses) on investments	(725)	496	(667)	1,038
less: Net change in unrealized gains (losses) of equity securities	(8,884)	1,229	(12,280)	735
Adjusted operating income	$22,020	$28,369	$49,437	$64,692

GAAP operating income margin to adjusted operating income margin
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP operating income (a)	$12,411	$30,094	$36,490	$66,465
GAAP revenue (b)	292,006	279,181	579,488	541,938
GAAP operating income margin (a÷b)	4.3%	10.8%	6.3%	12.3%
Adjusted operating income (c)	22,020	28,369	49,437	64,692
Core revenue (d)	301,615	277,456	592,435	540,165
Adjusted operating income margin (c÷d)	7.3%	10.2%	8.3%	12.0%

GAAP net income (NI) to adjusted NI attributable to common stockholders
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP NI	$7,370	$21,941	$24,907	$48,349
less: Preferred dividends	2	2	5	5
GAAP NI attributable to common stockholders (e)	7,368	21,939	24,902	48,344
less: Net realized gains (losses) on investments	(725)	496	(667)	1,038
less: Net change in unrealized gains (losses) of equity securities	(8,884)	1,229	(12,280)	735
add: Income tax effect on above adjustments	(2,329)	413	(3,138)	424
Adjusted NI attributable to common stockholders (f)	$14,648	$20,627	$34,711	$46,995

Weighted average diluted common shares outstanding (g)	30,883	31,310	31,060	31,292
Diluted earnings per common share (e÷g)	$0.24	$0.70	$0.80	$1.54
Diluted adjusted earnings per common share (f÷g)	$0.47	$0.65	$1.12	$1.50

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	June 30,	June 30,	December 31,
	2022	2021	2021
GAAP stockholders’ equity	$366,551	$480,842	$429,702
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	366,451	480,742	429,602
less: Accumulated other comprehensive (loss), net of taxes	(88,134)	(5,571)	(15,568)
Adjusted common stockholders’ equity (i)	$454,585	$486,313	$445,170

Shares outstanding (j)	30,716	31,269	31,221
Book value per common share (h÷j)	$11.93	$15.37	$13.76
Adjusted book value per common share (i÷j)	$14.80	$15.55	$14.26

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2022	2021	2022	2021	2021
Annualized NI attributable to common stockholders (k)	$29,472	$87,756	$49,804	$96,688	$20,397
Average common stockholders’ equity (l)	381,346	467,654	398,027	464,952	439,382
ROCE (k÷l)	7.7%	18.8%	12.5%	20.8%	4.6%
Annualized adjusted NI attributable to common stockholders (m)	$58,592	$82,508	$69,422	$93,990	$18,959

Adjusted average common stockholders’ equity[6] (n)	458,292	476,567	454,782	465,392	444,775
Adjusted ROCE (m÷n)	12.8%	17.3%	15.3%	20.2%	4.3%

[6] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.